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Exhibit 23.2

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement Form S-3 No. 333-104079 and related Prospectus of VIASYS Healthcare Inc. for the registration of its common stock and to the incorporation by reference therein of our reports dated February 12, 2003, with respect to the consolidated financial statements and schedule of VIASYS Healthcare Inc. included in its Annual Report (Form 10-K/A) for the year ended December 28, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Philadelphia, Pennsylvania June 2, 2003

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Consent of Independent Auditors